UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2025

Prelude Therapeutics Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-39527	81-1384762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Innovation Boulevard Wilminton, Delaware	19805
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (302) 467-1280
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRLD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Exclusive Option Agreement

On November 3, 2025, Prelude Therapeutics Incorporated (the “Company”) entered into an Exclusive Option Agreement (the “Option Agreement”) with Incyte Corporation (“Incyte”) to acquire the Company’s mutative selective JAK2V617F JH2 inhibitor program (the “Program”) for patients with myeloproliferative neoplasms (“MPNs”). The Program has the potential to reduce mutant allele burden, modify disease progression, and transform treatment outcomes for MPN patients.

Under the Option Agreement, Incyte will receive an exclusive option to acquire the Company’s entire right, title, and interest in and to certain assets, properties, and rights related to the Program, including the Company’s library of preclinical candidates (collectively, the “Transferred Assets”).

The Company will receive $60 million in capital, comprised of an initial payment of $35 million in cash, plus a $25 million equity investment by Incyte.

The Option Agreement includes, as an exhibit, the form of an Asset Purchase Agreement (the “APA”), which contemplates the sale, transfer, assignment, and conveyance by the Company to Incyte, and the purchase, acquisition, and assumption by Incyte from the Company, of the Company’s entire right, title, and interest in and to the Transferred Assets in the event Incyte exercises its option under the Option Agreement.

The Company expects to continue to advance the Program with the goal of preparing an IND-ready data package. At any time commencing on the effective date of the Option Agreement until the later of (a) 30 days after the Company’s delivery of the IND-ready data package or (b) 15 months after the effective date of the Option Agreement (which 15 month period shall automatically toll for the Company to deliver the IND-ready package but such tolling will not exceed 3 months unless otherwise agreed by the parties) (the “Option Period”),  Incyte may elect to exercise its exclusive option to acquire the Program and associated assets from the Company pursuant to the APA for $100 million. Under the APA, the Company would be eligible to receive up to $775 million in additional clinical and regulatory milestones, and single digit royalties on global net sales. Combined, total potential cash payments from the transaction could reach up to $910 million.

The Company will continue to own and develop all Transferred Assets. If the option is exercised during the Option Period and the parties enter into and close the transaction set forth in the APA, Incyte will own all Transferred Assets subject to the Company’s right, in its sole discretion and cost, to continue to conduct development activities during the Option Period to nominate and select development candidate(s) for the Program. If Incyte elects to not exercise its option to acquire the Program, all Transferred Assets would remain in the sole ownership and control of the Company.

Securities Purchase Agreement

Concurrently with the Option Agreement, on November 3, 2025, the Company entered into a securities purchase agreement with Incyte (the “Securities Purchase Agreement”), pursuant to which Incyte has agreed to purchase 6,250,000 shares (the “Shares”) of the Company’s non-voting common stock  (the “Non-Voting Common Stock”) at a price of $4.00 per share for a total of $25 million. Pursuant to the Company’s Amended and Restated Certificate of Incorporation and subject to the Beneficial Ownership Limitation as set forth therein, Incyte may elect to convert the Shares into voting shares of the Company’s common stock at any time. The closing of the purchase of the Shares (the “Closing”) is expected to occur within five business days of the satisfaction of the Closing conditions set forth in the Securities Purchase Agreement.

The Securities Purchase Agreement includes, as an exhibit, the form of a registration rights agreement (the “Registration Rights Agreement”) which the Company will enter into with Incyte upon Closing pursuant to which the Company will agree to prepare and file a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) registering the resale of the Shares by Incyte (the “Resale Registration Shelf”), (i) as promptly as reasonably practicable following the request of Incyte, and in any event within sixty (60) days of such request, (ii) or no later than thirty (30) days after the Closing of the sale of the Non-Voting Common Stock. The Company will also agree to use reasonable best efforts to cause such registration statement to become effective as promptly as practicable after filing the Resale Registration Shelf.

The Company intends to apply the initial payment from the Option Agreement and net proceeds from the sale of the Shares pursuant to the Securities Purchase Agreement to advance its pipeline, including the KAT6A program, the JAK2V617F program, and for working capital and general corporate purposes.

The foregoing descriptions of the terms of each of the Option Agreement, Securities Purchase Agreement, and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of each agreement, copies of which will be filed as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of Incyte in the Securities Purchase Agreement, the offering and sale of the Shares will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Shares will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering. Incyte represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that it is acquiring the Shares for investment purposes only and not with a view to any distribution of the Shares in violation of the United States federal securities laws.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2025, the Company announced that Jane Huang, M.D. resigned as the President and Chief Medical Officer of the Company, effective on November 3, 2025 (the “Separation Date”). Dr. Huang’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Effective as of November 4, 2025, the Company and Dr. Huang entered into a Consulting Agreement, pursuant to which Dr. Huang will provide consulting services regarding matters relating to the Company’s clinical programs at an hourly rate of $750, as may be requested from time to time by the Company, until September 15, 2026 (the “Consulting Period”). During the Consulting Period, Dr. Huang’s outstanding equity awards will continue to vest pursuant to the terms of the applicable equity award.

On November 4, 2025, the Company also announced that until September 15, 2026, Dr. Victor Sandor, M.D.C.M., former Chief Medical Officer of Array Biopharma and current board member of the Company and chair of the Science and Technology Committee, will provide strategic and operational oversight of clinical development.

Item 7.01	Regulation FD Disclosure.

On November 4, 2025, the Company and Incyte issued a press release relating to the Option Agreement and Securities Purchase Agreement. A copy of such press release is furnished herewith as Exhibit 99.1. The Company also issued a press release announcing its decision to pause the clinical development of its first-in-class SMARCA2 degrader program relating to its strategic portfolio shift. A copy of such press release is furnished herewith as Exhibit 99.2. In connection with the foregoing, the Company has updated its corporate presentation. A copy of the updated corporate presentation release is furnished herewith as Exhibit 99.3.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1, 99.2, and 99.3 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated discovery, preclinical and clinical development activities for the Company’s product candidates, the potential safety, efficacy, benefits and addressable market for the

Company’s product candidates, the expected timeline for clinical trial results for the Company’s product candidates, and the sufficiency of the Company’s cash runway. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” “schedule,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the Company’s ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, clinical trial sites and our ability to enroll eligible patients, supply chain and manufacturing facilities, the Company’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the Company’s ability to protect intellectual property, and other risks and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, its Quarterly Reports on Form 10-Q and other documents that the Company files from time to time with the SEC. These forward-looking statements speak only as of the date of this Form 8-K, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release announcing Exclusive Option Agreement with Incyte, dated November 4, 2025.

99.2	Press release announcing Strategic Business Update, dated November 4, 2025.

99.3	Corporate presentation, dated November 4, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRELUDE THERAPEUTICS INCORPORATED

Date: November 4, 2025	By:	/s/ Bryant Lim
Bryant Lim
Chief Legal Officer, Corporate Secretary, and Chief Financial Officer